Exhibit 24.1
UROPLASTY, INC.

Power of Attorney of Director

Each of the undersigned directors of Uroplasty, Inc., a Minnesota corporation, hereby constitutes and appoints each of David B. Kaysen and Mahedi A. Jiwani, acting individually or jointly, their true and lawful attorneys-in-fact and agents, with full power to act for them and in their name, place and stead, in any and all capacities, to do any and all acts and execute any and all documents which either such attorney and agent may deem necessary or desirable to enable Uroplasty, inc. to comply with the Securities Exchange Act of 1934, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing with the Commission of the Annual Report on Form 10-K of Uroplasty, Inc. for the fiscal year ended March 31, 2011, including, without limitation, power and authority to sign the names of the undersigned directors to the Annual Report on Form 10-K and to any instruments and documents filed as part of or in connection with the Form 10-K or any amendments thereto; and the undersigned hereby ratify and confirm all actions taken and documents signed by each said attorney and agent as provided herein.

The undersigned have set their hands this 25th day of May, 2011.

/s/ R. Patrick Maxwell
R. Patrick Maxwell

/s/ Thomas E. Jamison
Thomas E. Jamison

/s/ Lee A. Jones
Lee A. Jones

/s/ Robert C. Kill
Robert C. Kill

/s/ James P. Stauner
James P. Stauner

/s/ Sven A. Wehrwein
Sven A. Wehrwein